AMENDED SCHEDULE A
                             DATED DECEMBER 8, 2016
                     TO THE ADVISORS' INNER CIRCLE FUND III
                               DISTRIBUTION PLAN
                              DATED MAY 15, 2014,
                            AS AMENDED AND RESTATED
                                 MARCH 3, 2015


     Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:


Fund                                                  Class of Shares       Fee

Rothschild Larch Lane Alternatives Fund                  Investor          0.25%
Knights of Columbus Core Bond Fund                       Investor          0.25%
Knights of Columbus Limited Duration Bond Fund           Investor          0.25%
Knights of Columbus Large Cap Growth Fund                Investor          0.25%
Knights of Columbus Large Cap Value Fund                 Investor          0.25%
Knights of Columbus Small Cap Equity Fund                Investor          0.25%
Knights of Columbus International Equity Fund            Investor          0.25%
SGA International Equity Fund                            Investor          0.25%
SGA International Small Cap Equity Fund                  Investor          0.25%
SGA International Equity Plus Fund                       Investor          0.25%
SGA Global Equity Fund                                   Investor          0.25%
RWC Global Emerging Equity Fund                          Class N           0.25%
BNP Paribas AM Absolute Return Fixed Income Fund         Retail            0.25%
BNP Paribas AM Global Inflation-Linked Bond Fund         Retail            0.25%
BNP Paribas AM Emerging Markets Debt Fund                Retail            0.25%
BNP Paribas AM Emerging Markets Equity Fund              Retail            0.25%
BNP Paribas AM MBS Fund                                  Retail            0.25%
BNP Paribas AM U.S. Small Cap Equity Fund                Retail            0.25%